Exhibit 99.1
S1 Corporation Appoints Paul Parrish as Chief Financial Officer
Norcross, Georgia December 17, 2008 — S1 Corporation (Nasdaq: SONE), a leading global provider of customer interaction financial and payment solutions, today announced the appointment of Paul Parrish as its Chief Financial Officer. Mr. Parrish brings more than 26 years of experience in corporate finance, accounting, financial planning and analysis, and financial reporting to S1. Mr. Parrish will join S1 on January 12, 2009.
“We are extremely pleased to have Paul join the S1 management team,” said Johann Dreyer, Chief Executive Officer of S1 Corporation. “His skills and experience as a financial executive, along with his understanding of the financial services software industry, will be invaluable in helping S1 achieve its business objectives.”
Mr. Parrish joins S1 from Infor Global Solutions, a global enterprise software company, where he served as Senior Vice President, Controller and Principal Accounting Officer. Prior to this role, Mr. Parrish spent ten years at the John H. Harland Company where he served in various roles including most recently as Senior Vice President of Finance, Information Technology and Chief Financial Officer of their Printed Products Division, and the Vice President and Chief Financial Officer of their Software and Services Division. A certified public accountant, Mr. Parrish also spent more than 13 years at Deloitte & Touche.
“I am extremely excited to join S1 and be part of a management team that is so focused on generating value for stockholders, customers and employees,” said Parrish. “I look forward to helping support and contribute to the company’s future growth and success.”
About S1 Corporation
S1 Corporation (Nasdaq: SONE) delivers customer interaction software for financial and payment services and offers unique solution sets for financial institutions, retailers, and processors under three brand names: Postilion, S1 Enterprise and FSB Solutions. Additional information about S1 solutions is available at www.s1.com <http://www.s1.com/>, www.postilion.com <http://www.postilion.com/>, www.S1enterprise.com <http://www.s1enterprise.com/>, and www.fsb-solutions.com <http://www.fsb-solutions.com/>.
Forward Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. These statements, including without limitation statements regarding expected revenue from State Farm, are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.
Investor Contact:
Gregory D. Orenstein
SVP, Corporate Development and CLO
404.923.3500
greg.orenstein@s1.com